Exhibit 10.17
Tennessee Valley Authority
Coal Supply & Origination
1101 Market Street, MR 2A
Chattanooga, Tennessee 37402-2801
CONTRACT SUPPLEMENT

TO:	Armstrong Coal Company, Inc.	Supplement No.	10
	7733 Forsyth Boulevard - Suite 1625	Date	September 20, 2011
	St. Louis, Missouri 63105	Group-Contract No.	612-40668
		Plant	Widows Creek,
Paradise, Kingston
Attention: Mr. Martin Wilson
This confirms my August 29, 2011, agreement with Kenny Allen, representing Armstrong Coal Company, Inc. (“Armstrong”).
1.	Effective September 1, 2011, Armstrong’s Kronos Underground Mine (“Kronos Mine”) shall become one of the Approved Source Mines under Section 5.1 of Group-Contract No. 612-40668 (the “Contract”) for the remaining Contract delivery term.

2.	All 5.0# SO2 coal delivered from the Kronos Mine shall conform to the quality specifications set forth in Section 9.0 of the Contract.

3.	The Base Price for coal delivered from the Kronos Mine shall be the 2011 Base Price of $40.57 and the 2012 Base Price of $41.68 per Supplement No. 7 of the Contract. The price of the coal delivered from the Kronos Mine shall be subject to adjustment pursuant to Section 10 of the Contract.

4.	The sampling and weighing requirements will not change.

5.	Coal delivered from the Kronos Mine under this Contract, will apply against the 2011 Annual Contract Tonnage delivery requirement of 1.0 million tons.
All other conditions of the Contract remain unchanged and in full force and effect.
Please complete the acceptance below and return the duplicate original of this contract supplement to this office. You should keep the original for your file.
In the event Contractor fails to execute this Supplement in the acceptance space provided below or fails to return such executed Supplement to TVA, shipment of coal to TVA following the date of Contractor’s receipt of this Supplement shall constitute an acceptance by Contractor of all the terms and conditions of this Supplement, unless within five (5) business days of the date of receipt of this Supplement, Contractor notifies TVA, both orally and in writing that this Supplement is not accepted.

Accepted	Armstrong Coal Co.	Tennessee Valley Authority
(Company)

By	/s/ Martin D. Wilson	By	/s/ Connie S. Gazaway

Connie S. Gazaway
Asset Management Specialist

Title	President		/s/
Manager, Coal Acquisition

Date

TVA RESTRICTED INFORMATION